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                                                                    EXHIBIT 10.3


                                  REGULATIONS

                                       OF

                            QUEST RESOURCES, L.L.C.


                                   ARTICLE I

                     FORMATION OF LIMITED LIABILITY COMPANY

         Section 1.1 Formation. Quest Resources, L.L.C. (the "Company") was formed as a limited liability company under the laws of the State of Texas on September, 23, 1994 by filing with the Secretary of State of Texas the Articles of Organization.

         Section 1.2 Purposes. Other than with the unanimous consent of the Members, the Company shall engage only in the following activities: acting as general partner of B-R Acquisitions L.P. (the "Partnership") and, in connection therewith, the acquisition, holding, maintenance, renewal, exploration, drilling, development and operation of any Lease, (being defined as "any option (including without limitation, any option to secure a Lease and/or to conduct seismic or other geophysical activities), mineral interest, royalty or overriding royalty, fee right, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all pipelines, wells, equipment and other personal property and/or fixtures associated therewith and all appurtenances thereto and servitudes associated therewith"); the production, collection, storage, treatment, delivery, marketing, sale or other disposition of oil, gas and related hydrocarbons, minerals and other products from Leases; the farmout, sale, abandonment or other disposition of Leases and assets; and the taking of all such other actions incidental to any of the foregoing.

         Section 1.3 Offices. The principal place of business of the Company shall be 5949 Sherry Lane, Suite 1616, Dallas, Texas 75225, or such other principal place of business as the Manager(s) may from time to time determine. The Company may have, in addition to such office, such other offices and places of business at such locations, both within and without the State of Texas, as the Manager(s) may from time to time determine or the business and affairs of the Company may require.


                                   ARTICLE II

                        MEMBERS AND MEMBERSHIP INTERESTS

         Section 2.1 Members and Membership Interests. The Members of the Company and their respective membership interests are as follows:

         Brigham Exploration Company ("BEC")                        0.55%





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         General Atlantic Partners III, L.P. ("GAP")                0.45%

         Brigham Oil & Gas, L.P. ("BOG")                            99.0%

         Section 2.2      Initial Contributions.

         (a) The Members shall contribute in cash to the Company the following maximum amounts in accordance with the provisions of subsection (b) below:

         BEC                      $  1,512.50

         GAP                      $  1,237.50

         BOG                      $272,250.00

Such amounts shall be the maximum contributions to the Company unless the Members otherwise agree to contribute additional amounts to the Company.

         (b) Each Member shall pay its Capital Contributions to the Company at such times and in the manner specified by the Manager(s). In the event any Member fails or refuses to make when due its share of the Capital Contributions, the Manager(s) shall have the right to pursue any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contribution agreed to be made in this Section 2.2, including without limitation the prosecution of a suit against a defaulting Member.

         Section 2.3 No Preemptive Rights. No Member shall have any preemptive, preferential or other right with respect to: (a) additional Capital Contributions; (b) the issuance or sale of membership interests, whether unissued or held in the treasury; (c) the issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued membership interests held in the treasury; (d) the issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) the issuance or sale of any other securities that may be issued or sold by the Company.

         Section 2.4 Return of Contributions. No interest shall accrue on any Capital Contributions and no Member shall have the right to withdraw or to be repaid any capital contributed by such Member except as otherwise specifically provided in these Regulations.

         Section 2.5      Allocation of ProfIts and Losses.

         (a) Except as provided in subsection (b) and (c) of this Section 2.5, all Profits and Losses of the Company shall be allocated and charged to the Members as follows:

         BEC              0.55%





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         GAP              0.45%

         BOG              99.0%

         (b) Notwithstanding the foregoing provisions of this Section 2.5 to the contrary:

                 (i) Any Member Nonrecourse Deductions for any fiscal year of the Company shall be allocated to the Member bearing the economic risk of loss for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable to the extent and in the manner required under applicable Treasury Regulations.

                 (ii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such year equal to such Member's share of such net decrease to the extent and in the manner required under applicable Treasury Regulations.

                 (iii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt, each member shall be allocated items of Company income and gain for such year equal to such Member's share of such net decrease to the extent and in the manner required under applicable Treasury Regulations.

                 (iv) If a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4)-(6) that cause or increase a deficit balance in such Member's Adjusted Capital Account, after taking into account the foregoing provisions of this subsection (b), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

         (c) In the case of any property contributed to the Company by any Member which at the time of contribution has an adjusted tax basis which differs from its fair market value, items of income, gain, loss and deduction for income tax purposes shall be allocated as required under Section 704(c) of the Internal Revenue Code to take account of such difference.

         Section 2.6 Distributions. The Manager(s) may distribute funds of the Company to the Members at such times and in such amounts as the Manager(s), in their sole discretion, determine to be appropriate. Without limiting the generality of the foregoing, the Manager(s) shall have complete discretion to retain funds within the Company for future Company projects and expenditures or for any other reason whatsoever. Any such distribution shall be made in the same proportion as the Profits related to such distribution were allocated pursuant to Section 2.5.

         Section 2.7 Limitations on Members. Other than as specifically provided for in these Regulations, no Member shall: (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any





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Company property; or (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures on behalf of or with respect to the Company.

         Section 2.8 Liability of Member. No Member shall be liable to the Company or to any other Member for the debts, liabilities, contracts or other obligations of the Company, including, without limitation, any obligation of the Company to any other Member, except to the extent of any unpaid Capital Contributions it has agreed to make to the Company and its share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of these Regulations, and no Member shall be required to make any loans to the Company. The Company shall indemnify and hold harmless a Member in the event a Member
(a) becomes liable for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the preceding sentence and/or (b) is directly or indirectly required to make any payments with respect thereto.

         Section 2.9 Withdrawal and Return of Capital Contribution. No Member shall be entitled to (a) withdraw from the Company except upon the assignment by it of all of its interest in the Company and the substitution of such Member's assignee as a Member of the Company in accordance with Article VIII hereof, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of these Regulations may be considered as such by law or by unanimous agreement of the Members, or upon dissolution and liquidation of the Company, and then only to the extent expressly provided for in these Regulations and as permitted by law.


                                  ARTICLE III

                              MEETINGS OF MEMBERS

         Section 3.1 Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Organization or these Regulations, may be called by the Manager(s) or by the holders of at least two-thirds of the membership interests entitled to vote at the proposed meeting. Only business within the purpose or purposes described in the notice of meeting of Members may be conducted at the meeting.

         Section 3.2 Place of Meetings. Meetings of Members shall be held at such places, within or without the State of Texas, as may from time to time be fixed by the Manager(s) or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 3.3 Notice of Meetings. Written or printed notice stating the place, day and hour of each meeting of the Members and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, telegram or telefax or similar communication, by or at the direction of the person(s) calling the meeting, to each Member entitled to vote at the meeting.





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         Section 3.4      Quorum of Members.  The holders of at least
two-thirds of the membership interests, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of Members for the transaction of business, except as otherwise provided by statute, the Articles of Organization or these Regulations. Unless otherwise provided in the Articles of Organization or these Regulations, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the membership interests represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.

         Section 3.5 Voting by Members. At any meeting of the Members, every Member having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such Member. With respect to any matter, except the election of Manager(s), the affirmative vote of the holders of at least two-thirds of the membership interests shall be the act of the Members.

         A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member, shall be treated as an execution in writing for purposes of this Section 3.6. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be delivered to the Manager(s) prior to or at the time of the meeting.

         Section 3.6 Action Without a Meeting. Any action required by the Act to be taken at any meeting of Members, or any action which may be taken at any meeting of Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Members owning not less than the minimum percentage of membership interests that would be necessary to take such action at a meeting at which all Members were present and voted. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 3.6. If an action is taken by the written consent of less than all of the Members, then prompt notice of the taking of such action shall be given to the Members who have not consented in writing to the taking of the action.

         Section 3.7 Telephone Meetings. Subject to the provisions of applicable law and these Regulations regarding notice of meetings, Members may, unless otherwise restricted by the Articles of Organization or these Regulations, participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.





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                                   ARTICLE IV

                                   MANAGEMENT

         Section 4.1 Management of the Company. Except to the extent otherwise provided for herein, the powers of the Company shall be exercised by and under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager(s) of the Company.

         Section 4.2 Authority of Manager(s). The Manager(s) shall have the authority or power to act as agent for or on behalf of the Company, to act which would be binding on the Company, to incur any expenditures on behalf of or for the Company, and to execute, deliver and perform any agreements, acts, transactions and other matters on behalf of the Company.

         Section 4.3 Number and Qualifications of Manager(s). There shall be one Manager of the Company. The Manager need not be a Member of the Company or a resident of the State of Texas. The number of Managers may be increased by the unanimous vote of the Members and the person(s) elected to fill any newly created position(s) shall be elected by a majority vote of the Members.

         Section 4.4 Term of Service. A Manager shall serve until his successor has been appointed, or until his earlier death, resignation or removal. No decrease in the number of Manager(s) shall have the effect of shortening the term of any incumbent Manager(s).

         Section 4.5 Place of Meetings. Any meeting of Manager(s), regular or special, may be held either within or without the State of Texas.

         Section 4.6 Regular Meetings. Regular meetings of Manager(s), of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Manager(s). Except as otherwise provided by statute, the Articles of Organization or these Regulations, any and all business may be transacted at any regular meeting.

         Section 4.7 Special Meetings. Special meetings of Manager(s) may be called by any Manager or the President of the Company by notice to each Manager, either personally or by mail telegram, telephone, telefax or similar communication. The business to be transacted at, and the purpose of, any special meeting of Manager(s) need not be specified in the notice or waiver of notice of such meeting.

         Section 4.8 Quorum of and Action by Manager(s). If more than one Manager is serving on behalf of the Company, at all meetings of Manager(s) the presence of a majority of the number of Manager(s) fixed by or in the manner provided in these Regulations shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by statute, the Articles of Organization or these Regulations. The act of a majority of Manager(s) present at a meeting at which a quorum is present shall be the act of Manager(s)





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unless the act of a greater number is required by Section 4.9 below, statute, the Articles of Organization or otherwise in these Regulations. If a quorum shall not be present at any meeting of Manager(s), the Manager(s) present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

         Section 4.9 Action Without a Meeting. Unless otherwise restricted by the Articles of Organization or these Regulations, any action required or permitted to be taken at any meeting of the Manager(s) may be taken without a meeting, if all Manager(s) consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Manager(s).

         Section 4.10 Telephone Meetings. Subject to the provisions of applicable law and these Regulations regarding notice of meetings, the Manager(s) may, unless otherwise restricted by the Articles of Organization or these Regulations, participate in and hold a meeting of Manager(s) by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

         Section 4.11 Interested Manager(s) and Officers: Outside Activities. No contract or transaction between the Company and one or more of its Members, Manager(s) or officers or between the Company and any other corporation, partnership, association or other organization in which one or more of its Members, Manager(s) or officers are shareholders, partners, members, directors, managers or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Member, Manager or officer is present at or participates in the meeting of Manager(s) which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Manager(s), and the Manager(s) in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested Manager(s), even though the disinterested Manager(s) be less than a quorum; or (2) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Manager(s) or the Members. Interested Manager(s) may be counted in determining the presence of a quorum at a meeting of the Manager(s) which authorizes the contract or transaction.

         Section 4.12 Managers' Compensation. A Manager shall not receive any compensation for his services as Manager except as provided in Article IX. Nothing herein contained shall be constructed to preclude any Manager (or any entity that employs a Manager) from serving the Company in any other capacity and receiving compensation therefor.





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         Section 4.13     Time Devoted to Company.  Subject to the provisions
of Section 4.14, the Manager(s) shall devote such time to Company business as they deem necessary to manage and supervise Company business and affairs in an efficient manner; but nothing in these Regulations shall preclude the employment of any agent, third party or Affiliate to manage or provide other services with respect to the Company's assets or business as the Manager(s) shall determine.

         Section 4.14 Outside Activities. These Regulations shall not preclude or limit, in any respect, the right of any Manager(s) or any Affiliate of any Manager(s) to engage or invest, directly or indirectly, in any business activity or venture of any nature or description, including those that may be the same as or similar to the Company's business and in direct competition therewith, or to invest in the same business activity or venture as those in which the company has invested, and no Manager(s) nor any such Affiliate shall have any obligation to offer any such business activity or venture to the Company. Neither the Company nor any Member shall have any right in such investments or to such other activities or ventures, and such activities or ventures, even if the same or directly competitive with the business of the Company, shall not be deemed wrongful or improper. The Manager(s) and any Affiliate of the Manager(s) shall have the right to take for its own account (individually or as trustee) or to recommend to others any investment opportunity.

         Section 4.15 Liability of Manager(s). No Manager shall be liable for the debts, liabilities, contracts or other obligations of the Company.


                                   ARTICLE V

                                    OFFICERS

         Section 5.1 Officers. The Manager(s) may designate one or more individuals (who may or may not be a Manager) to serve as officers of the Company. The Company shall have such officers as the Manager(s) may from time to time determine, which officers may (but need not) include a President, one or more Vice Presidents (and in case of each such Vice President, with such descriptive title, if any, as the Manager(s) shall deem appropriate), a Secretary, a Treasurer and a controller. Any two or more offices may be held by the same person.

         Section 5.2 Compensation. The officers shall not receive any compensation for their services as officers except as provided in Article IX.

         Section 5.3 Term of Office: Removal: Filling of Vacancies. Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Any officer designated by the Manager(s) may be removed at any time by the Manager(s) whenever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Manager(s).





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         Section 5.4      President.  Ben M. Brigham shall act as President,
who shall be the chief executive officer of the Company and, subject to the provisions of these Regulations, shall have the power and authority to conduct the day-to-day business and operations of the Company and shall have general and active control of all its business. The President shall have power and general authority to execute bonds, deeds and contracts in the name of the Company; to cause the employment or appointment of such employees and agents of the Company as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Regulations; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Organization or these Regulations.


                                   ARTICLE VI

                  ACCOUNTING AND TAX MATTERS; REPORTS; BANKING

         Section 6.1 Books and Records. The Manager(s) shall maintain or cause the Company to maintain books and records as required and in accordance with Article 2.22 of the Act, and shall make or cause to be made such records available to the Members in accordance with Article 2.22 of the Act and to the Manager(s). All requests made by Members pursuant to Section 2.22(E) of the Act shall be directed to the Secretary of the Company at the Company's principal place of business. Such books shall be maintained at the principal United States office of the Company. Except as may otherwise be required by these Regulations, the Manager(s) shall keep books of account for the Company in accordance with generally accepted accounting principles consistently applied in accordance with the terms of these Regulations.

         Section 6.2 Capital Accounts. A Capital Account shall be maintained by the Company for each Member as provided below:

         (a) Each Member's Capital Contributions when made shall be credited to such Member's Capital Account. The Capital Account of each Member shall, except as otherwise provided herein, be (A) credited with the amount of money and the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (b) credited with the amount of any item of Profit allocated to such Member for federal income tax purposes, (c) credited with the Member's share of Simulated Gain as provided in Section 6.2(b) below, (d) debited by the amount of any item of Loss allocated to such Member for federal income tax purposes, (e) debited with the Member's share of Simulated Loss and Simulated Depletion as provided in Section 6.2(b), (f) debited by such Member's allocable share of expenditures of the Company not deductible in computing the Company's taxable income and not properly chargeable as capital expenditures, including any nondeductible book amortizations of capitalized costs, and (g) debited by the amount of cash or the fair market value of any property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Internal Revenue Code). Immediately prior to any distribution of property





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by the Company, the Members' Capital Accounts shall be adjusted, as required by
Treas. Reg. 1.704-1(b)(2).

         (b) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Internal Revenue Code and provided for in Section 2.5 and each Member's separately computed depletion deductions shall not reduce such Member's Capital Account, but such Member's Capital Account shall be debited by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Company in the absence of Section 613A(c)(7)(D) of the Internal Revenue Code (computed without regard to any limitations with theoretically could apply to any Member) times such Member's percentage share of the fair market value of the depletable property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Company's fair market value in any depletable property, as adjusted from time to time for Simulated Depletion allocable to all Members, is herein called "Simulated Basis." Each Member's allocable share of the Company's Simulated Basis, which share shall be determined in the same manner as the allocation of basis prescribed in Section 2.5, is herein called the Member's Simulated Basis. No Member's Capital Account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such Member's remaining Simulated Basis in such property. The Company shall compute simulated gain ("Simulated Gain") or simulated loss ("Simulated Loss") attributable to the sale or other disposition of a depletable property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such depletable property, as theretofore adjusted. Any Simulated Gain or Simulated Loss shall be allocated to the Members and shall increase or decrease their respective Capital Accounts in the same manner as Profits and Losses are allocated pursuant to Section 2.5.

         (c) Any adjustments of basis of Company property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) and any election by any member under Section 59(e)(4) of the Internal Revenue code to amortize such Member's share of intangible drilling and development costs shall not affect the Capital Accounts of the Members except to the extent required by Treas. Reg. Section 1.704-l(b)(2)(iv)(m), and the Members' Capital Accounts shall be debited or credited pursuant to the terms of this Section 6.2 as if no such election had been made.

         (d) In the case of property contributed to the Company by a Member, the Members' Capital Accounts shall be debited and credited for items of depreciation, Simulated Depletion, cost recovery, amortization and gain or loss (including Simulated Gain and Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Company, in lieu of the Capital Account adjustments provided above for such items, all in accordance with Treas. Reg.
Section  1.704-1(b)(2)(iv)(g).

         (e) It is the intention of the parties that the Capital Accounts of each Member be kept in the manner required under Treas. Reg. Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such regulation, the Manager(s) are hereby authorized to make such adjustment after notice to the Members.





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         (f)     Capital Accounts shall be adjusted, in a manner consistent with this Section 6.2, to reflect any adjustments in items of Company income, gain, loss or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

         Section 6.3 Tax Returns. The Manager(s) shall prepare or cause to be prepared and timely file all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Company.

         Section 6.4 Tax Matters Person. The Members hereby shall appoint BOG as the tax matters person ("TMP") under Section 6231 of the Internal Revenue Code. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Internal Revenue Code or Treasury regulations issued thereunder. The TMP shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Such power and authority shall include, without limitation, the power.and authority to extend the statute of limitations, file a request for administrative adjustment, file suit concerning any Company tax matter, and to enter into a settlement agreement relating to any Company tax matter.

         Section 6.5 Tax Elections. The President shall make the following elections on behalf of the Company:

         (a) To elect the fiscal year ending December 31 as the Company's fiscal year;

         (b)     To elect the accrual method of accounting;

         (c) To elect, in accordance with Sections 195 and 709 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to treat all organization costs of the Company as deferred expenses amortizable over 60 months;

         (d) To elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Company interest is transferred in accordance with these Regulations or any Company property is distributed to any Member; and

         (e) To elect with respect to such other federal, state and local tax matters as the Manager(s) shall determine from time to time.

In addition to the foregoing, the Manager(s) shall use their best efforts to cause any partnership or tax partnership in which the Company owns or acquires an interest to elect, in accordance with Section 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to cause the basis of such Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Internal Revenue Code.

                                  ARTICLE VII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 7.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

         (a) The expiration of eleven years from the date of filing of the Company's Articles of Organization.

         (b)     The dissolution and liquidation of the Partnership.

         (c) The consent in writing of the holders of at least two-thirds of the membership interests.

         (d) The sale of all or substantially all of the assets of the Company.

         (e) The withdrawal, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, unless there is at least one remaining Member and the business of the Company is continued by the affirmative vote of all of the remaining Members.

         (f) The occurrence of any other event which under the Act causes the dissolution of a limited liability company.

         Section 7.2 Liquidation and Termination. Upon dissolution of the Company, the President shall act as liquidator or if he fails or refuses to serve in such capacity, the Manager(s) shall appoint one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Manager(s). The steps to be accomplished by the liquidator are as follows:

         (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

         (b) The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). The liquidator may sell any or all of the assets of the Company as part of winding up the affairs of the Company. After making payment or provision for all debts and liabilities of the Company, the Members' Capital Accounts shall then be adjusted by (i) assuming the sale of all remaining assets of the Company for cash at their respective fair market values (as determined by an appraiser selected by the liquidator) as of the date of dissolution of the Company and (ii) debiting or crediting each Member's Capital Account with its respective share of the hypothetical Profits or Losses resulting from such assumed sales in the same manner as each such Capital Account would be debited or credited for Profits and Losses on actual sales of such assets. The liquidator shall then by payment of cash or property (valued as of the date of dissolution of the Company at its fair market value by the appraiser selected in the manner provided above) make distributions to the Members of the positive balances of their respective Capital Accounts. Such distributions shall be in cash or in kind as determined by the liquidator. Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treas. Reg. Section 1.704-1(b)(2)(ii) as in effect at such time.

         (c) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act, including, without limitation Articles 6.03 through 6.08 thereof, and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         (d) Notwithstanding any provision in these Regulations to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.

         (e) The distribution of cash and/or property to the Members in accordance with the provisions of this Section 7.2 shall constitute a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all Company property.


                                  ARTICLE VIII

                            ASSIGNMENTS OF INTERESTS

         A Member's interest in the Company shall not be assignable in whole or in part without the prior written consent of all Members. Any permitted assignee of the interest of a Member may become a substituted Member subject to the following terms, conditions and limitations:

                 (i) the assignor has given the assignee the right to become a substituted Member;

                 (ii) all of the Members have previously given their written consent to the substitution of the assignee as a Member;

                 (iii) the assignee has paid to the Company all costs and expenses incurred in connection with such assignee's substitution as a Member, which costs and expenses will include without limitation all legal and accounting fees and expenses incurred by the Company or its counsel and all costs incurred in amending these Regulations and in preparing, filing, recording and publishing any certificates and instruments necessary or appropriate in connection therewith; and

                 (iv) the assignee will have executed and delivered such instruments and documents, in form and content satisfactory to the Manager(s), as the Manager(s) may deem necessary, advisable or appropriate to effect the substitution of such assignee as a Member.

The Company and the Manager(s) will be entitled to consider the owner of any membership interest in the Company as set forth in the records of the Company as the absolute owner thereof for all purposes. Neither the Company nor the Manager(s) will incur any liability for distributions of cash or other property made in good faith to the owner of an interest in the Company until such time as a written assignment of such interest has been received and accepted by the Manager(s) and recorded on the books of the Company. The Manager(s) may refuse to accept an assignment until the end of the next succeeding quarterly or annual accounting period. No Member shall under any circumstances sell, convey, assign or otherwise transfer its interest in the Company to a minor or incompetent or any other person not qualified to become a Member pursuant to these Regulations and, in the event any such sale, conveyance, assignment or transfer should be attempted, such will be null, void and ineffectual and will not bind the Company or the Manager(s). In no event will any purported transfer of a membership interest in the Company, by operation of law or otherwise, require the Manager(s) to account to more than one person with respect to such transferred interest. In the event of an assignment by a Member, allocations between the assignor and assignee of deductions, credits and income of the Company for federal, state and local income tax purposes shall be based on the portion of the year during which the assignor and assignee each owned such interest.


                                   ARTICLE IX

                                INDEMNIFICATION

         To the fullest extent permitted by applicable law now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was at any time since the inception of the Company a Manager or officer of the Company, or, while such person is or was a Manager or officer of the Company, is or was at any time serving another corporation, partnership, joint venture, trust or other enterprise in any capacity at the request of the Company, shall be indemnified by the Company against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with or as a result of such action, suit or proceeding. Indemnification under this Section shall continue as to a person who has ceased to be a Manager or officer of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X

                                   AMENDMENTS

         Subject to the requirements of the following sentence, these Regulations may be amended or repealed, or new Regulations may be adopted, by a majority in interest of the Members. Notwithstanding the foregoing sentence, no provision of the Articles of Organization or these Regulations that establishes a requirement for approval of any action by the holders of a specified percentage of membership interests (or by all of the Members) may be amended without the consent of the holders of the percentage of membership interests specified in the provision to be amended (or in the case of a provision that establishes a requirement for approval by all of the Members, without the consent of all of the Members).


                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1 Manner of Giving Notice. Whenever under the provisions of the Act, the Articles of Organization or these Regulations, notice is required to be given to any Member or Manager(s) of the Company, and no provision is made as to how such notice shall be given, it shall not be construed to mean only personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such Member or Manager at his address as it appears in the records of the Company, or by telegram, telefax or similar communication. Any notice required or permitted to be given by mail shall be deemed to be delivered when the same shall be deposited in the United States mail in the manner provided above. Any notice given by telegram, telefax or similar communication shall be deemed given when transmitted.

         Section 11.2 Waiver of Notice. Whenever any notice is required to be given to any Member or Manager(s) of the Company under the provisions of the Act, the Articles of Organization or these Regulations, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Manager(s) at a meeting of the Manager(s) shall constitute a waiver of notice of such meeting, except where a Manager(s) attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 11.3 Defined Terms. When used in these Regulations, the following terms shall have the respective meanings set forth below:

         "Act" means the Texas Limited Liability Company Act (Tex. Rev. Civ. Stat. Ann. art. 1528n).

         "Adjusted Capital Account" shall mean the Capital Account maintained for each Member as provided in Section 6.2 as of the end of each fiscal year
(a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member under Section 2.2, if any, (ii) an amount equal to such Member's allocable share of Minimum Gain, as computed on the last of such fiscal year in accordance with the applicable Treasury Regulations and (iii) the amount of Company indebtedness allocable to such Member under Section 752 of the Internal Revenue Code with respect to which such Member bears the economic risk of loss to the extent such indebtedness does not constitute Member Nonrecourse Debt, and (b) reduced by
(i) the amount of all depletion deductions reasonably expected to be allocated to such Member in subsequent years and charged to such Member's Capital Account as provided in Section 6.2, (ii) the amount of all losses and deductions reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Internal Revenue Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Member to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

         "Affiliate" shall mean, when used with respect to another person, a person controlling, controlled by or under common control with such other person. As used in this definition of "Affiliate-, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

         "Capital Account" shall mean the capital account of a Member as set forth in Section 6.2.

         "Capital Contribution" shall mean the initial contribution of a Member as set forth in Section 2.2 and any subsequent contributions of capital made by any Member to the Company.

         "Company" shall have the meaning assigned to such term in Section 1.1 hereof.

         "Company Nonrecourse Liabilities" shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

         "Manager" shall mean the initial Manager as set forth in the Articles of Organization of the Company and any person elected as a Manager by the Members and serving as such in accordance with these Regulations.

         "Member" shall mean any person or entity having all of the rights of a holder of a membership interest in the Company either originally upon formation of the Company or acquiring such interest in accordance with these Regulations.

         "Member Nonrecourse Debt" shall mean any nonrecourse debt of the Company for which any Member bears the economic risk of loss.

         "Member Nonrecourse Deductions" shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Member

Nonrecourse Debt, reduced (but not below zero) by proceeds of such Member Nonrecourse Debt distributed during the year to the Members who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

         "Minimum Gain" shall mean (i) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) all Company properties that are subject to Company Nonrecourse Liabilities in full satisfaction of Company Nonrecourse Liabilities, computed in accordance with applicable Treasury Regulations, or
(ii) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with applicable Treasury Regulations.

         "Partnership" shall have the meaning assigned to it in Section 1.2 hereof.

         "Person" shall mean an individual, partnership, limited partnership, limited liability Company, foreign limited liability Company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

         "Profits" and "Losses" shall mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Internal Revenue Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Internal Revenue Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Agreement shall be added to such taxable income or loss; and

                 (ii) any expenditures of the Company described in Internal Revenue Code Section 705(a)(2)(B) or treated as Internal Revenue Code
         Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss.

         "Simulated Basis", Simulated Depletion", "Simulated Gain", and "Simulated Loss" shall have the meanings assigned to such terms in Section 6.2.

         IN WITNESS WHEREOF, the parties have executed these Regulations of guest Resources, L.L.C. by their duly authorized officers, as of the date first written above.


                                   BRIGHAM OIL & GAS, L.P.

                                   By:  Brigham Exploration Company,
                                        General Partner

                                        By:    /s/ Ben M. Brigham
                                           -------------------------------------
                                                Ben M. Brigham, President


                                   BRIGHAM EXPLORATION COMPANY

                                   By:      /s/ Ben M. Brigham
                                      ------------------------------------------
                                        Ben M. Brigham, President


                                   GENERAL ATLANTIC PARTNERS III, L.P.

                                   By:  GAP III Investors, Inc.,
                                        its General Partner

                                        By:    /s/ William Ford
                                           -------------------------------------
                                                Name:   William Ford
                                                     ---------------------------
                                                Title:    Vice President
                                                      --------------------------